                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-45443


                             PROSPECTUS SUPPLEMENT
                              DATED JULY 14, 1998
                     TO THE PROSPECTUS DATED APRIL 10, 1998

                       ALTERNATIVE LIVING SERVICES, INC.

         Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated April 10, 1998 relating to the Company's $35,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2006 (the "Debentures") issued in a private placement on May 17, 1996 and the 1,717,217 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

         The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                    PRINCIPAL         PRINCIPAL
                                     AMOUNT            AMOUNT
                                       OF                OF
                                   DEBENTURES        DEBENTURES         PERCENT OF
                                  BENEFICIALLY       THAT MAY BE        OUTSTANDING
NAME                                 OWNED              SOLD            DEBENTURES
----                              ------------       -----------        -----------
Schroder & Co. Inc.* ............  $ 3,000,000        $ 3,000,000            8.6%

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*Schroder & Co. Inc. has acted as underwriter in connection with the offer and sale of certain of the Company's securities other than Debentures and as financial advisor to Sterling House Corporation in connection with the Company's acquisition thereof.